UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 5, 2016 (April 5, 2016)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Telephone: (207) 688-6363

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2016, Avangrid, Inc., a New York corporation (the “Company”), New York State Electric & Gas Corporation (“NYSEG”), Rochester Gas and Electric Corporation (“RGE”), Central Maine Power Company (“CMP”), The United Illuminating Company (“UI”), Connecticut Natural Gas Corporation (“CNG”), The Southern Connecticut Gas Company (“SCG”) and The Berkshire Gas Company (“BGC”) entered into a revolving credit facility with a syndicate of banks (the “Credit Facility”), that provides for maximum borrowings of up to $1.5 billion in the aggregate.

Under the terms of the Credit Facility, each joint borrower has a maximum borrowing entitlement, or sublimit, which can be periodically adjusted to address specific short-term capital funding needs, subject to the maximum limit established by the banks. The Company’s maximum sublimit is $1 billion, NYSEG, RGE, CMP and UI have maximum sublimits of $250 million, CNG, and SCG have maximum sublimits of $150 million and BGC has a maximum sublimit of $25 million.

The Credit Facility contains no rating triggers that would cause default, acceleration or puts but does contain rating sensitive pricing. The Credit Facility also contains negative covenants, including one that sets the ratio of maximum allowed consolidated debt to consolidated total capitalization at 0.65 to 1.00, for each borrower.

Under the Credit Facility, each of the borrowers will pay an annual facility fee that is dependent on their credit rating. The initial facility fees will range from 12.5 to 17.5 basis points. The maturity date for the Credit Facility is April 5, 2021.

The description above is only a summary of the material provisions of the Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Credit Facility, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated April 5, 2016, among Avangrid, Inc., New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, Central Maine Power Company, The United Illuminating Company, Connecticut Natural Gas Corporation, The Southern Connecticut Gas Company and The Berkshire Gas Company, as Borrowers, the Lenders, JPMorgan Chase Bank N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Chase Bank, N.A, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Santander Bank, N.A. as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.
(Registrant)

Dated: April 5, 2016	By:	/s/ R. Scott Mahoney
	Name:	R. Scott Mahoney
	Title:	Senior Vice President – General Counsel, Secretary, and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated April 5, 2016, among Avangrid, Inc., New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, Central Maine Power Company, The United Illuminating Company, Connecticut Natural Gas Corporation, The Southern Connecticut Gas Company and The Berkshire Gas Company, as Borrowers, the Lenders, JPMorgan Chase Bank N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Chase Bank, N.A, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Santander Bank, N.A. as Joint Lead Arrangers and Joint Bookrunners.